UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2005

INDUS INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-2293 (Commission File Number)	94-3273443 (IRS Employer Identification No.)

3301 Windy Ridge Parkway, Atlanta, Georgia 30339
(Addresses of Principal Executive Offices, including Zip Code)

(770) 952-8444
(Registrant’s Telephone Number, including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement and
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Board of Directors of Indus International, Inc. (“Indus” or the “Company”) appointed Joseph T. Trino to the position of Executive Vice President effective January 28, 2005. Mr. Trino has been working as a strategic consultant to the Company from November 2002 until this appointment. Mr. Trino temporarily served as a senior vice president for Indus during May 2004. Prior to joining Indus as a strategic consultant, Mr. Trino was the Chief Executive Officer of SynQuest, Inc., a supply chain planning software company, from 1996 to November 2002, and Chairman of the Board of SynQuest, Inc. from September 2000 to November 2002. Mr. Trino is 56 years old.

Mr. Trino and the Company entered into an employment agreement dated as of January 28, 2005. Pursuant to this employment agreement, Mr. Trino will be an at-will employee of the Company with an initial base salary of $250,000. In connection with this appointment, Mr. Trino received options to acquire 150,000 shares of common stock under the Company’s 1997 Stock Plan, as amended to date. The option grants were effective as of January 28, 2005, vest ratably over four years, have an exercise price of $2.16 per share and an expiration date of January 28, 2015.

During fiscal 2004 and fiscal 2005 through January 28, 2005, the Company paid Mr. Trino approximately $300,000 and $221,000 for his consulting services and one month of employment. During his brief employment in May 2004, Mr. Trino received standard employee benefits, including healthcare coverage. Mr. Trino also received options to acquire 30,000 shares of common stock at $1.35 per share on August 11, 2004. These options vest ratably over four years and have an expiration date of August 11, 2014. Mr. Trino has been on the Company’s healthcare plan, through COBRA coverage at his own expense, from June 2004 through January 31, 2005. In connection with his appointment to the position of Executive Vice President, Mr. Trino’s consulting arrangement with the Company has been terminated.

There was no arrangement or understanding between Mr. Trino and any other person(s) pursuant to which he was to be selected as an officer of the Company, and Mr. Trino does not have any family relationship with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUS INTERNATIONAL, INC.
/s/ Thomas W. Williams
Name:	Thomas W. Williams
Title:	Executive Vice President and Chief Financial Officer

Date: January 31, 2005